UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110 San Diego, California

92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2005, Amylin Pharmaceuticals, Inc. and Baxter Pharmaceutical Solutions LLC entered into a Commercial Supply Agreement, pursuant to which Baxter will supply Amylin with SYMLIN® (pramlintide acetate) injection in vials. If Amylin receives approval from any regulatory authority, including the United States Food and Drug Administration, to market this product, then following the first calendar year of the date of any such approval Amylin will be required to make minimum annual purchases from Baxter. The Supply Agreement has a term of five years. Amylin and Baxter each have normal and customary termination rights, including termination for material breach or upon various financial events.  In addition, Amylin may terminate the Supply Agreement at any time if any regulatory authority denies or withdraws approval of this product, or if Baxter loses its manufacturing authorizations for SYMLIN.  Amylin and Baxter are also parties to a Commercial Supply Agreement dated February 14, 2005, in which Amylin engaged Baxter to manufacture exenatide drug product in cartridges for twice-daily injection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 2, 2005	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel